UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2017

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                   □

Item 2.02.Results of Operations and Financial Condition.
ITEM 2.02.	Results of Operations and Financial Condition

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to them. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us and described in the Company’s most recently filed Annual Report on Form 10-K, or the Company’s other filings with the SEC, as the case may be. You should not place undue reliance on forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update these forward-looking statements.

On April 26, 2017, Pacific Biosciences of California, Inc. (the “Company”) reported its financial results for the quarter ended March 31, 2017. The Company’s unaudited Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) and Condensed Consolidated Statements of Cash Flows are filed together as Exhibit 99.1 hereto and are incorporated herein by reference.

Product and service revenue for the first quarter of 2017 increased by 60% to $24.9 million, compared to $15.5 million for the first quarter of 2016. Revenue for the first quarter of 2017 was comprised of product, service and other revenue of $24.9 million, up 30% compared to $19.1 million for the first quarter of 2016. Revenue for the first quarter of 2016 included $3.6 million of contractual revenue, whereas the first quarter of 2017 included no contractual revenue.

Gross profit for the first quarter of 2017 was $8.9 million, resulting in a gross margin of 35.9%. During the first quarter of 2017, the Company recorded a $1.3 million charge to cost of revenue relating to RS II instruments primarily due to a change in the estimated useful life of such instruments. Excluding this charge, adjusted gross margin for the first quarter of 2017 would have been 41.0%. Gross profit for the first quarter of 2016 was $9.5 million, resulting in a gross margin of 49.7%. This included $3.6 million of contractual revenue at 100% gross margin. Excluding this contractual revenue, adjusted gross margin for the first quarter of 2016 would have been 38.0%. Adjusted gross margin is not meant to be considered in isolation or as a substitute for gross margin. Adjusted gross margin is subject to limitations, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Operating expenses for the first quarter of 2017 totaled $32.2 million, compared to $28.1 million for the first quarter of 2016. Operating expenses for the first quarter of 2017 and 2016 included non-cash stock-based compensation of $4.5 million and $4.1 million, respectively.

Net loss for the first quarter of 2017 was $23.9 million, compared to $19.4 million for the first quarter of 2016.

Cash, cash equivalents and investments, excluding restricted cash, at March 31, 2017 totaled $56.1 million, compared to $72.0 million at December 31, 2016.

The Company has provided disclosure regarding its Results of Operations for the Quarter Ended March 31, 2017 and updated its Legal Proceedings and Risk Factors. The revised disclosure is filed as Exhibit 99.2 hereto and incorporated herein by reference.

The information set forth in this Item 2.02, as well as Exhibit 99.1 and 99.2 referenced therein, shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Condensed Consolidated Balance Sheets (unaudited), Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited) and Condensed Consolidated Statements of Cash Flows (unaudited).

99.2	Discussion of Results of Operations for the Quarter Ended March 31, 2017, Legal Proceedings and Risk Factors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Susan K. Barnes
Susan K. Barnes Executive Vice President, Chief Financial Officer & Principal Accounting Officer

Date: April 26, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Condensed Consolidated Balance Sheets (unaudited), Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited) and Condensed Consolidated Statements of Cash Flows (unaudited)
99.2	Discussion of Results of Operations for the Quarter Ended March 31, 2017, Legal Proceedings and Risk Factors